PURCHASE MONEY
PROMISSORY NOTE
SECURED BY DEED OF TRUST

$3,562,500.00

Los Angeles, California
June 10, 2009

FOR VALUE RECEIVED, the undersigned, Point.360, a California corporation, promises to pay to the order of Michael James Lantry, Trustee of M.J. Lantry Trust dated June 15, 2000 ("**Lender**"), the principal sum of Three Million Five Hundred Sixty Two Thousand Five Hundred Dollars ($3,562,500.00), plus interest on the unpaid principal balance thereof at the rate of seven percent (7%) per annum, payable interest only on the first day of each month commencing on July 1, 2009. The outstanding balance owing under this Note shall be due and payable in full on June 30, 2019 (the "**Maturity Date**"). During the first five (5) years of the term of this Note, the Note may only be prepaid, in whole or in part, with Lender's prior written consent, which may be withheld in Lender's sole and absolute discretion. After the fifth anniversary of the date of this Note, this Note may be prepaid in whole or in part without penalty or premium with at least six (6) months prior written notice to Lender.

This Note is secured by a Deed of Trust (the "**Deed of Trust**") dated of even date herewith executed by the undersigned, as "Trustor," in favor of Lender, as "Beneficiary," covering certain real property described therein, situated in the County of Los Angeles, State of California (the "**Property**").

All payments on this Note shall, at the option of the holder hereof, be applied first to the payment of accrued and unpaid interest, and after all such interest has been paid, any remainder shall be applied to reduction of the principal balance.

The undersigned acknowledges that if any payment required under this Note is not paid within ten (10) days after the same becomes due and payable, the holder hereof will incur extra administrative expenses, in addition to expenses incident to receipt of timely payment, and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by the holder hereto by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, the undersigned agrees that a late charge of six percent (6%) of the amount of the delinquent payment and the imposition of the default interest rate provided for below shall be the amount of damages to which such holder is entitled, upon such breach, in compensation therefor (provided that no such late charge shall be payable with respect to any balloon payment due on the Maturity Date). The undersigned shall, therefore, in such event, without

further notice, pay to the holder hereof as such holder's sole monetary recovery to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of six percent (6%) of the amount of such delinquent payment and any additional interest owed as a result of the imposition of the default interest rate as provided below. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of the obligation of the undersigned to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by the holder hereof to forbear in the collection of any delinquent payment, or be construed as in any way giving the undersigned the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the holder hereto to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

All payments on this Note are to be made or given to the holder hereof whose address for this purpose is 2424 East Palm Canyon Drive, 1C, Palm Springs, California 92264, or to such other person or at such other place as the holder hereof may from time to time direct by written notice to the undersigned.

The undersigned waives any right of offset it now has or may hereafter have against the holder hereof and its successors and assigns, and agrees to make the payments called for hereunder in accordance with the terms hereof. The holder hereof and all successors thereof shall have all the rights of a holder in due course as provided in the California Uniform Commercial Code and other laws of the State of California.

The undersigned and any endorsers, guarantors or sureties hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest or non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder; expressly agree that this Note, or any payment hereunder, may be extended from time to time; and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of the undersigned and any endorcers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of the undersigned, even if the undersigned is not a party to such agreement.

The failure of the undersigned to pay or perform as required hereunder, after giving effect to any grace and/or notice and cure provisions, or an "Event of Default" of the undersigned under the Deed of Trust or any other instrument securing this Note or secured by the Deed of Trust shall have occurred shall constitute a default hereunder ("**Event of Default**"). Upon the occurrence of an Event of Default hereunder, at the option of the holder

hereof, all amounts then unpaid under this Note, the Deed of Trust or any other instrument securing this Note or secured by Deed of Trust shall bear interest for the period beginning with the date of occurrence of such Event of Default at a default rate equal to five percent (5%) above the rate stated herein, payable monthly on the first day of each and every month, and in additional such holder may, at its option, declare immediately due and owing the entire unpaid principal sum together with all interest thereon, plus any other sums owing at the time of such declaration pursuant to this Note, the Deed of Trust or any other instrument securing this Note.

The failure to exercise the foregoing option shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same event or any other event. The acceptance by the holder hereof of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of such holder, except as and to the extent otherwise provided by law.

All amounts payable hereunder are payable in lawful money of the United States. The undersigned agrees to pay all costs of collection when incurred, including reasonable attorneys' fees, whether or not an action shall be instituted to enforce this Note.

The Deed of Trust contains the following due on sale/due on encumbrance provision which is hereby incorporated into and made a part of this Note:

> "13.1 Alienation of Property. If the Property, or any part of or any interest in the Property, is sold, conveyed, transferred, or alienated, whether voluntarily or involuntarily, without Beneficiary's prior written consent (which consent shall not be unreasonably withheld or delayed), Beneficiary shall have the right at its option to declare any Debt or Obligations immediately due and payable regardless of the maturity date specified in the Note, except where and to the extent such right is limited by applicable law.
>
> 13.2 Change in Form or Status of Trustor Which is a Limited Liability Company, Corporation or Partnership. If Trustor is a limited liability company, corporation or a partnership, Beneficiary shall have the right at its option to declare the Debt and Obligations immediately due and payable regardless of the maturity date specified in the Note, upon the occurrence of any of the following:
>
> 13.2.1 If, without the written consent of Beneficiary being first had and obtained (which consent shall not be unreasonably withheld or delayed), any of the following events occurs with respect to Trustor if it is a limited liability company or a corporation, as the case may be: (i) Trustor materially ceases operations, or its members or the board of directors of

Trustor resolves to dissolve and liquidate Trustor; (ii) a judicial decree for winding up and dissolution is granted; (iii) Trustor otherwise terminates its existence, whether voluntarily or involuntarily; (iv) the members or the board of directors of Trustor resolve to consolidate, merge, restructure or enter into any other combination reorganization (unless the net worth of the surviving limited liability company or corporation will exceed Trustor's net worth as of the date of this Deed of Trust, computed on a book value), or (v) if the members or the board of directors of Trustor resolve to enter into any divisive reorganization such as, by way of example, a "spin-off" or a "split-off" (unless each surviving limited liability company or corporation: (A) remains jointly and severally liable under the Note, this Deed of Trust and any other Loan Documents and (B) has executed and delivered such documents as Beneficiary may require and in such form as Beneficiary may require to evidence this continuing obligation); or

tangible
AS

13.2.2 If, without the written consent of Beneficiary being first had and obtained (which consent shall not be unreasonably withheld or delayed), any of the following events occur with respect to Trustor if it is a partnership: (i) if Trustor materially ceases operations; (ii) if the partners of Trustor elect to wind up and dissolve; (iii) if Trustor otherwise terminates its existence, whether by operation of law or by agreement; (iv) if the partners of Trustor elect to restructure, consolidate, merge or enter into any other reorganization with another partnership or entity (unless the net worth of the surviving partnership will exceed Trustor's net worth as of the date of this Deed of Trust, computed on a book value basis); or (v) in the event any of the general partners of Trustor are either a limited liability company, corporation or a partnership, if any of the events of Paragraph 13.2.1 above or this Paragraph 13.2.2 (i) - (iv) occur with respect to any such general partners."

The parties hereto intend to conform strictly to the applicable usury laws. In no event, regardless of any provisions contained therein or in any other document executed or delivered in connection herewith, shall the holder hereof ever be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum amount permitted by applicable law (the "**Maximum Rate**"). In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereunder or otherwise exceed the Maximum Rate. If for any circumstance whatsoever interest would otherwise be payable to the holder in excess of the maximum lawful amount, the interest payable to the holder shall be reduced automatically to the Maximum Rate.

This Note shall be governed by and construed according to the laws of the State of California. In the event the undersigned is composed of more than one party, the obligations,

covenants, agreements and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

The undersigned agrees to withhold on the principal portion of each payment on this Note either at the rate of 3 1/3% or the Optional Gain on Sale withholding percentage, as specified by the Lender on California Form 593, Real Estate Withholding Tax Statement, and remit such payment and take such actions as specified on California Form 593-I, Real Estate Withholding Installment Sale Acknowledgement executed by the undersigned.

Point.360, a California corporation

By: ✓ Alan Steel

Name: ✓ ALAN STEEL

Title: ✓ CFO